UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                        FORM 8-K

                     CURRENT REPORT
           Pursuant to Section 13 or 15(d) of
           the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):
                      July 20, 2000

            SYNERGY TECHNOLOGIES CORPORATION
 (Exact name of registrant as specified in its charter)

Colorado                0-26721              84-1379164
(State or other     (Commission File    (I.R.S.  Employer
jurisdiction of         Number)        Identification No.)
incorporation



Item 5.  Other Events.

     On July 20, 2000, the Board of Directors of Synergy Technologies Corporation, a Colorado corporation ("Synergy"), pursuant to Synergy's bylaws, appointed Mr. John Gradek of Calgary, Alberta, Canada, as Chief Executive Officer, commencing on August 15, 2000. Mr. Gradek has been a member of the Board of Directors of Synergy since September 14, 1999.

     Mr. Gradek has worked for Canadian Pacific Railway during the last six years has been the Director of Capacity Planning. Previously, Mr. Gradek was employed by Canadian Pacific as Director of Locomotive Fleet Management and as a key participant in the corporations total business process redesign. Mr. Gradek previously has served Air Canada for fifteen years in such capacities as Director of Yield Management, Manager of Schedule Design, Aircraft Customer Service Manager, Operational Auditor and Manager of Passenger Pricing. Mr. Gradek received a Bachelor's Degree in Applied Science from Loyola College (Montreal), Bachelor of Engineering (Electronics) from Carleton University (Ottawa) and his MBA degree from U. Western Ontario (London). Mr. Gradek is fluent in English and French and several other languages.

                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            SYNERGY TECHNOLOGIES CORPORATION


By: /s/ JACQUELINE DANFORTH
------------------------------------
Jacqueline Danforth
Director, Secretary and Treasurer

Dated:   July 25, 2000